Exhibit 99.1

KiOR Receives Bid for Assets; Refocus on Research and Development

Additional Funding Provided by an Affiliate of Existing Lenders

Company Files Chapter 11 to Facilitate Sale and Reorganization

Columbus, Mississippi Facility Not Included in Filing

Pasadena, Texas—November 9, 2014—KiOR, Inc. (OTC: KIOR) (“KiOR” or the “Company”) announced today that as part of its refocus on research and development, it has accepted a bid for substantially all of its assets from certain affiliates of Vinod Khosla that have been providing and will continue to provide senior secured financing to the Company. The Company has also filed for relief under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware (the “Court”). Under the Bankruptcy Code, the bid is subject to higher and better offers and Court approval. The Company’s non- operational production facility in Columbus, Mississippi, which is owned by a wholly- owned subsidiary of KiOR, is not included in the filing.

During this proceeding, the Company has entered into an agreement for debtor-in- possession (“DIP”) financing with an affiliate of Mr. Khosla, which will provide up to $15 million of additional financing for the Company to fund operations while in Chapter 11 and facilitate the sale and restructuring process.

As is customary, the Company has filed various “first day” motions with the Court seeking authority to continue its current business operations without interruption. The requests include authority to pay salaries and provide benefits to employees, authority to pay ongoing, undisputed obligations to vendors and suppliers that provide goods and services during the bankruptcy case, and approval of the DIP financing.

KiOR anticipates moving through this proceeding as quickly as possible with a potential auction requested in December 2014, and the sale consummated as soon as possible thereafter. The bid and DIP financing are subject to normal closing conditions for transactions of this kind.

Common stock investors should note that effective November 6, 2014, the Company has been delisted from trading on the NASDAQ stock exchange and that other creditors have priority over shareholders under the provisions of the U.S. Bankruptcy Code. The Company does not anticipate any recovery for existing KiOR common shareholders as part of these proceedings.

Additional information regarding KiOR’s Chapter 11 proceedings can be found at http://dm.epiq11.com/KiOR.

The Company’s legal advisors are King & Spalding and Richards Layton & Finger with Guggenheim Securities LLC serving as investment banker and Alvarez & Marsal as financial advisors.

About KiOR

KiOR, an architect of cellulosic gasoline and diesel transportation fuel, has developed a unique, proprietary technology platform to convert abundant and sustainable non-food biomass into fuels for use in vehicles on the road today. KiOR’s cellulosic fuels, which reduce lifecycle greenhouse gas emissions, are easily transported via existing distribution networks.

KiOR’s shares are traded on the OTC Pink marketplace under the symbol “KIOR.”

Forward-Looking Statements This release contains “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results and events. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward looking statements. The forward looking statements in this press release, including those related to our intentions with respect to selling our assets and reorganizing our business; our intention to refocus on research and development activities; the amount and intended use of any DIP financing we may receive; our belief about our ability to move through the bankruptcy proceedings as quickly as possible; and our views with respect to any recovery by existing shareholders as a part of the bankruptcy proceeding, involve a number of important risks and uncertainties, which could cause our actual future results to differ significantly from the results discussed in the forward looking statements contained in this press release. Such factors include the impact of and risks related to our filing under Chapter 11 of the U.S. Bankruptcy Code, including risks related to obtaining approval and confirmation of our asset sale or plan of reorganization and the impact of any delay or inability in obtaining such confirmation; our ability to consummate such sale of our assets or a reorganization, once approved by the Court and the timing to consummate such transaction; the size and timing of any DIP financing we obtain and the terms of such financing; risks related to the ongoing transition of our business; the risk of management or key employees departing the company; the impact of uncertainty regarding our ability to continue as a going concern on our liquidity and prospects; risks related to our ability to secure working capital; and other risks and uncertainties discussed more fully in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission (SEC) on March 17, 2014, in the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2014 and August 11, 2014 and in the Company’s subsequent filings with the SEC. The “Risk Factors” discussion in the filings listed above is incorporated by reference in this press release. We specifically disclaim any obligation to update these forward looking statements in the future. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this press release.

FOR ADDITIONAL INFORMATION CONTACT

For KiOR:

Jennifer E. Mercer

Epiq Strategic Communications

310-712-6215

jmercer@epiqsystems.com